For Immediate Release

Builders FirstSource Reports Second Quarter 2024 Results

August 6, 2024 (Irving, TX) – Builders FirstSource, Inc. (NYSE: BLDR) today reported its results for the second quarter ended June 30, 2024.

Second Quarter 2024 Highlights

All Year-Over-Year Comparisons Unless Otherwise Noted:

•
Net sales were $4.5 billion, a 1.6% decrease, with core organic sales down 3.8% as Multi-Family continues to trend downward, partially offset by growth from acquisitions and Single Family.
•
Gross profit margin percentage decreased 240 basis points to 32.8%, primarily driven by ongoing normalization, particularly in Multi-Family.
•
Net income decreased 15.0% to $344.1 million, or $2.87 per diluted share compared to $3.16 per diluted share in the prior year period, which is a 9.2% decline in net income per diluted share.
•
Adjusted EBITDA decreased 12.9% to $669.7 million, primarily driven by lower gross profit, partially offset by lower operating expenses.
•
Adjusted EBITDA margin declined by 200 basis points to 15.0%. Adjusted EBITDA margin has remained in the mid-teens or better for 13 consecutive quarters.
•
Cash provided by operating activities was $452.1 million, up $60.8 million compared to the prior year period, while free cash flow increased 35.9% to $366.7 million, compared to $269.9 million in the prior year period.
•
The Company repurchased 5.8 million shares of common stock at an average price of $170.01 for $989.6 million, inclusive of applicable fees and taxes.

“As we continue to operate in this complex environment, I am proud of our resilient second quarter results highlighted by maintaining a mid-teens EBITDA margin, which demonstrates the strength of our differentiated business model and the hard work of our extraordinary team members,” commented Dave Rush, CEO of Builders FirstSource. “While we continue to see weaker than expected Single-Family starts, slowing Multi-Family, and broader housing affordability challenges, we are executing our strategy by controlling what we can control, investing in value-added solutions, and driving adoption of our industry-leading digital platform. Our ability to solve industry pain points with our best-in-class product portfolio and delivering exceptional customer service makes us trusted partners to our customers as they navigate this uncertain macro landscape.”

Peter Jackson, CFO of Builders FirstSource, added, “We were able to effectively navigate a softer-than-expected housing environment during the second quarter by leaning into the pillars of our strategy and operating model. Leveraging our fortress balance sheet and exceptional financial flexibility, we executed nearly $1 billion of share repurchases and made three tuck-in acquisitions to enhance and expand our existing footprint. Looking forward, we believe our sustainable competitive advantages in our value-added solutions and strong financial position are enabling us to successfully manage volatility and deliver long-term value creation.”

Second Quarter 2024 Financial Performance Highlights

All Year-Over-Year Comparisons Unless Otherwise Noted:

Net Sales

•
Net sales of $4.5 billion, a 1.6% decrease, driven by a 3.8% decline in core organic sales as Multi-Family continues to trend downward, partially offset by growth from acquisitions of 1.9% and commodity inflation of 0.3%.
•
Core organic net sales declined 3.8%. Single-Family increased 1.1% and Repair and Remodel (“R&R”)/Other increased 1.5%, while Multi-Family declined 31.3%. On a weighted basis, the increases in Single-Family raised net sales by 0.7% and R&R/Other by 0.3%, respectively, while the decrease in Multi-Family lowered net sales by 4.8%.

Gross Profit

•
Gross profit was $1.5 billion, a decrease of 8.3%. Gross profit margin percentage decreased 240 basis points to 32.8%, primarily driven by ongoing normalization, particularly in Multi-Family.

Selling, General and Administrative Expenses

•
SG&A was $973.2 million, a decrease of $44.7 million, or 4.4%, primarily driven by lower variable compensation due to lower core organic net sales, partially offset by additional expenses from operations acquired within the last twelve months. As a percentage of net sales, total SG&A decreased by 70 basis points to 21.8%.

Interest Expense

•
Interest expense decreased $1.0 million to $52.0 million, primarily due to interest income received during the period, partially offset by higher interest expense on higher average debt balances.

Income Tax Expense

•
Income tax expense was $93.4 million, compared to $119.4 million in the prior year period, primarily driven by a decrease in income before income tax. The effective tax rate in the second quarter decreased 150 basis points year-over-year to 21.3%, primarily driven by a stock-based compensation windfall benefit.

Net Income

•
Net income was $344.1 million, or $2.87 earnings per diluted share, compared to net income of $404.6 million, or $3.16 earnings per diluted share, in the same period a year ago. The 15.0% decrease in net income was primarily driven by lower gross profit, partially offset by lower operating and income tax expenses.

Adjusted Net Income

•
Adjusted net income was $420.4 million, a decrease of 15.6%, primarily driven by lower gross profit, partially offset by lower operating and income tax expenses.

Adjusted Earnings Per Diluted Share

•
Adjusted earnings per diluted share was $3.50, compared to $3.89 adjusted earnings per diluted share in the same period a year ago. The 10.0% decrease was primarily driven by lower adjusted net income, partially offset by share repurchases.

Adjusted EBITDA

•
Adjusted EBITDA decreased 12.9% to $669.7 million, primarily driven by lower gross profit, partially offset by lower operating expenses.
•
Adjusted EBITDA margin declined by 200 basis points from the prior year period to 15.0%, primarily due to lower gross profit margins, partially offset by lower operating expenses.

Capital Structure, Leverage, and Liquidity Information

•
For the three months ended June 30, 2024, cash provided by operating activities was $452.1 million, and cash used in investing activities was $164.6 million. The Company's free cash flow was $366.7 million, compared to $269.9 million in the prior year period due to a decrease in net working capital, partially offset by lower net income.
•
Liquidity as of June 30, 2024, was approximately $1.7 billion, consisting of $1.6 billion in net borrowing availability under the revolving credit facility and $0.1 billion of cash on hand.
•
As of June 30, 2024, LTM Adjusted EBITDA was $2.7 billion and net debt was $3.8 billion, resulting in the net debt to LTM Adjusted EBITDA ratio of 1.4x, compared to 1.1x in the prior year period.
•
In the second quarter, the Company repurchased 5.8 million shares of its common stock at an average price of $170.01 per share for $989.6 million, inclusive of applicable fees and taxes.
•
The Company’s Board of Directors recently authorized a new repurchase plan of up to $1.0 billion of the Company’s outstanding shares of common stock.
•
Since the inception of its buyback program in August 2021, the Company has repurchased 93.0 million shares of its common stock, or 45.0% of its total shares outstanding, at an average price of $76.65 per share for a total cost of $7.1 billion. As of June 30, 2024, shares outstanding were approximately 116.5 million.

Operational Excellence Productivity

•
For the second quarter, the Company delivered approximately $37 million in productivity savings related to operations excellence and supply chain initiatives. Year to date, the Company has delivered approximately $77 million in productivity savings.
•
The Company expects to deliver $90 million to $110 million in productivity savings in 2024.

2024 Full Year Total Company Outlook

For 2024, the Company expects to achieve the financial performance highlighted below. Projected Net Sales and Adjusted EBITDA include the expected impact of price, commodities, and margins for 2024.

•
Net Sales to be in a range of $16.4 billion to $17.2 billion.
•
Gross Profit margin to be in a range of 31.5% to 32.5%.
•
Adjusted EBITDA to be in a range of $2.2 billion to $2.4 billion.

•
Adjusted EBITDA margin to be in a range of 13.4% to 14.0%.
•
Free cash flow in the range of $1.0 billion to $1.2 billion.

2024 Full Year Assumptions

The Company’s anticipated 2024 performance is based on several assumptions for the full year, including the following:

•
Within the Company’s geographies, Single-Family starts are projected to be up low-single digits, Multi-Family starts down 25% to 30%, and R&R flat to the prior year.
•
Acquisitions completed within the last twelve months are projected to add net sales growth of 1.5% to 2.0%.
•
Total capital expenditures in the range of $400 million to $500 million.
•
Average commodity prices in the range of $380 to $400 per thousand board feet (mbf).
•
Interest expense in the range of $205 million to $215 million.
•
An effective tax rate of 23.0% to 25.0%.
•
Depreciation and amortization expenses in the range of $525 million to $575 million.
•
Two more selling days in 2024 versus 2023.

Conference Call

Builders FirstSource will host a conference call and webcast on Tuesday, August 6, 2024, to discuss the Company’s financial results and other business matters. The teleconference will begin at 8:00 a.m. Central Time and will be hosted by Dave Rush, Chief Executive Officer, and Peter Jackson, Chief Financial Officer.

To participate in the teleconference, please dial into the call a few minutes before the start time at 800-225-9448 (U.S. and Canada) or 203-518-9708 (international), Conference ID: BLDRQ224. A replay of the call will be available at 12:00 p.m. Central Time through Tuesday, August 13, 2024. To access the replay, please dial 800-723-7372 (U.S. and Canada) or 402-220-2666 (international). The live webcast and archived replay can also be accessed on the Company's investor relations website at investors.bldr.com under the Events and Presentations section. The online archive of the webcast will be available for approximately 90 days.

Upcoming Events

Management will participate in investor meetings at the Jefferies Industrials Conference in New York City on September 4, 2024, the Zelman Housing Summit in Boston on September 12, 2024, and the RBC Capital Markets Global Industrials Conference in Las Vegas on September 24, 2024.

About Builders FirstSource

Headquartered in Irving, Texas, Builders FirstSource is the largest U.S. supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery, and installation of a full range of structural and related building products. We operate in 43 states with approximately 570 locations and have a market presence in 48 of the top 50 and 90 of the top 100 MSAs, providing geographic diversity and balanced end market exposure. We service customers from strategically located distribution and manufacturing facilities (some of which are co-located) that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork, and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other specialty building products. www.bldr.com

Forward-Looking Statements

Statements in this news release and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, synergies, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results or events may differ materially as a result of many factors. All forward-looking statements are based upon information available to Builders FirstSource on the date this release was submitted. Builders FirstSource undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control or may be currently unknown to the Company, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements; such risks or uncertainties include those related to the Company’s growth strategies, including acquisitions, organic growth and digital strategies, or the dependence of the Company’s revenues and operating results on, among other things, the homebuilding industry and, to a lesser extent, repair and remodel activity, which in each case is dependent on economic conditions, including inflation, interest rates, consumer confidence, labor and supply shortages, and also lumber and other commodity prices. Builders FirstSource may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and may also be described from time to time in the other reports Builders FirstSource files with the SEC. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

Non-GAAP Financial Measures

The financial measures entitled Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, diluted Adjusted net income per share, Adjusted SG&A, Adjusted SG&A as a percent of sales, and Free cash flow are not financial measures recognized under GAAP and are therefore non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and operating results.

Adjusted EBITDA is defined as GAAP net income before depreciation and amortization expense, interest expense, net, income tax expense and other non-cash or special items including stock compensation expense, acquisition and related expense, technology implementation expense, debt issuance and refinancing costs, severance and gain on sale of assets and other one-time costs. LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve consecutive months. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net sales. Adjusted net income is defined as GAAP net income before non-cash or special items including acquisition and related expense, technology implementation expense, debt issuance and refinancing cost and amortization expense offset by the tax effect of those adjustments to net income. Adjusted net income per diluted share is defined as Adjusted net income divided by weighted average diluted common shares outstanding. Adjusted SG&A is defined as GAAP SG&A expense before non-cash or special items including acquisition and related expense, depreciation and amortization expense, and stock compensation expense. Adjusted SG&A as a percent of sales is defined as Adjusted SG&A divided by net sales. Free cash flow is defined as GAAP net cash from operating activities less capital expenditures, net of proceeds from the sale of property, plant and equipment.

Company management uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and diluted Adjusted net income per share as supplemental measures in its evaluation of the Company’s business, including for trend analysis, purposes of determining management incentive compensation and budgeting and planning purposes. Company management believes that these measures provide a meaningful measure of the Company’s performance and a better baseline for comparing financial performance across periods because these measures eliminate the effects of period to period changes, in the case of Adjusted EBITDA and Adjusted EBITDA margin, in taxes, costs associated with capital investments, interest expense, stock compensation expense, and other non-cash and non-recurring items and, in the case of Adjusted net income and Adjusted net income per diluted share, in certain non-recurring items. Company management also uses free cash flow as a supplemental measure in its evaluation of the Company’s business, including for purposes of its internal liquidity assessments. Company management believes that free cash flow provides a meaningful evaluation of the Company’s liquidity.

The Company believes that these non-GAAP financial measures provide additional tools for investors to use in evaluating ongoing operating results, cash flows and trends and in comparing the Company’s financial measures with other companies in the Company’s industry, which may present similar non-GAAP financial measures to investors. However, the Company’s calculations of these financial measures are not necessarily comparable to similarly titled measures reported by other companies. Company management does not consider these financial measures in isolation or as alternatives to financial measures determined in accordance with GAAP. Furthermore, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below.

The Company’s Adjusted EBITDA outlook, free cash flow and full-year forecast for its effective tax rate on operations exclude the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, but are not limited to, loss on early extinguishment of debt, restructuring charges, certain tax items, and charges associated with non-recurring costs such as professional and legal fees associated with our acquisitions and enterprise resource planning (ERP) program. The Company’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these income and expense items will have on its reported net income, operating cash flow and its reported effective tax rate because these items, which could be significant, are difficult to predict and may be highly variable. As a result, the Company does not provide a reconciliation to the most comparable GAAP financial measure for its Adjusted EBITDA or free cash flow outlook or its effective tax rate on operations forecast. Please see the Forward-Looking Statements section of this release for a discussion of certain risks relevant to the Company’s outlook.

# # #

Contact:

Heather Kos

SVP, Investor Relations

Builders FirstSource, Inc.

investorrelations@bldr.com

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Net sales	$4,456,340	$4,528,890	$8,347,692	$8,412,204
Cost of sales	2,993,656	2,933,944	5,585,154	5,445,858
Gross margin	1,462,684	1,594,946	2,762,538	2,966,346
Selling, general and administrative expenses	973,201	1,017,874	1,899,458	1,922,091
Income from operations	489,483	577,072	863,080	1,044,255
Interest expense, net	52,016	53,016	100,352	95,124
Income before income taxes	437,467	524,056	762,728	949,131
Income tax expense	93,377	119,437	159,857	210,726
Net income	$344,090	$404,619	$602,871	$738,405

Net income per share:
Basic	$2.89	$3.19	$5.00	$5.59
Diluted	$2.87	$3.16	$4.95	$5.54
Weighted average common shares:
Basic	119,244	126,977	120,608	132,034
Diluted	120,072	128,066	121,721	133,247

1

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$344,090	$404,619	$602,871	$738,405
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	143,355	138,966	283,736	275,515
Deferred income taxes	(18,954)	(16,433)	(27,322)	(37,902)
Stock-based compensation expense	16,726	12,395	33,626	23,421
Other non-cash adjustments	(164)	(841)	15	804
Changes in assets and liabilities, net of assets acquired and liabilities assumed:
Receivables	(172,781)	(288,507)	(36,145)	(179,946)
Inventories	77,471	(24,468)	(49,236)	77,277
Contract assets	(17,622)	(14,398)	(25,260)	(6,815)
Other current assets	(2,990)	17,509	(10,038)	25,652
Other assets and liabilities	(15,943)	(15,549)	(32,607)	(13,815)
Accounts payable	(1,800)	121,427	141,816	260,972
Accrued liabilities	85,926	61,299	(136,789)	(113,695)
Contract liabilities	14,770	(4,693)	24,604	(4,166)
Net cash provided by operating activities	452,084	391,326	769,271	1,045,707
Cash flows from investing activities:
Cash used for acquisitions, net of cash acquired	(74,213)	(11,589)	(132,918)	(90,559)
Purchases of property, plant and equipment	(88,107)	(125,465)	(181,319)	(231,110)
Proceeds from sale of property, plant and equipment	2,731	4,103	6,298	9,858
Cash used for equity investments	(5,000)	—	(7,686)	—
Net cash used in investing activities	(164,589)	(132,951)	(315,625)	(311,811)
Cash flows from financing activities:
Borrowings under revolving credit facility	475,000	2,000,000	897,000	2,801,000
Repayments under revolving credit facility	(376,000)	(1,524,000)	(1,262,000)	(2,108,000)
Proceeds from long-term debt and other loans	—	—	1,000,000	—
Repayments of long-term debt and other loans	(888)	(1,064)	(1,767)	(2,112)
Payments of loan costs	(300)	(717)	(12,829)	(1,897)
Payment of acquisition-related deferred and contingent consideration	(622)	—	(9,522)	—
Tax withholdings on and exercises of equity awards	(23,274)	(9,490)	(54,997)	(32,028)
Repurchase of common stock	(983,317)	(778,195)	(1,000,118)	(1,381,988)
Net cash used in financing activities	(909,401)	(313,466)	(444,233)	(725,025)
Net change in cash and cash equivalents	(621,906)	(55,091)	9,413	8,871
Cash and cash equivalents at beginning of period	697,475	144,407	66,156	80,445
Cash and cash equivalents at end of period	$75,569	$89,316	$75,569	$89,316

2

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(unaudited)

(in thousands, except per share amounts)	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$75,569	$66,156
Accounts receivable, less allowances of $45,102 and $42,488, respectively	1,482,336	1,436,917
Other receivables	292,610	290,310
Inventories	1,289,708	1,228,265
Contract assets	190,937	165,677
Other current assets	123,545	113,403
Total current assets	3,454,705	3,300,728
Property, plant and equipment, net	1,895,966	1,803,824
Operating lease right-of-use assets, net	516,828	502,184
Goodwill	3,598,233	3,556,556
Intangible assets, net	1,174,957	1,298,173
Other assets, net	80,498	37,987
Total assets	$10,721,187	$10,499,452
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,028,355	$881,384
Accrued liabilities	577,342	717,528
Contract liabilities	187,367	162,659
Current portion of operating lease liabilities	96,881	98,217
Current maturities of long-term debt	2,596	3,649
Total current liabilities	1,892,541	1,863,437
Noncurrent portion of operating lease liabilities	452,403	434,081
Long-term debt, net of current maturities, discounts and issuance costs	3,800,897	3,177,411
Deferred income taxes	139,877	167,199
Other long-term liabilities	130,827	124,973
Total liabilities	6,416,545	5,767,101
Commitments and contingencies (Note 11)
Stockholders' equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.01 par value, 300,000 shares authorized; 116,451 and 121,857 shares issued and outstanding at June 30, 2024, and December 31, 2023, respectively	1,164	1,219
Additional paid-in capital	4,249,572	4,270,948
Retained earnings	53,906	460,184
Total stockholders' equity	4,304,642	4,732,351
Total liabilities and stockholders' equity	$10,721,187	$10,499,452

3

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Reconciliation of Adjusted Non-GAAP Financial Measures to their GAAP Equivalents

(unaudited)

	Three Months Ended		Six Months Ended		Twelve Months Ended
	June 30,		June 30,		June 30,
(in millions)	2024	2023	2024	2023	2024
Reconciliation to Adjusted EBITDA:
GAAP net income	$344.1	$404.6	$602.9	$738.4	$1,405.0
Acquisition and related expense	1.9	21.9	2.5	27.9	5.6
Technology implementation expense	17.5	16.0	27.3	26.1	82.6
Debt issuance and refinancing cost	-	0.7	-	0.7	-
Amortization expense	81.0	84.8	160.9	169.4	327.2
Tax-effect of adjustments to net income	(24.1)	(29.6)	(45.8)	(53.8)	(99.7)
Adjusted net income	$420.4	$498.4	$747.8	$908.7	$1,720.7
Weighted average diluted common shares	120.1	128.1	121.7	133.2
Diluted adjusted net income per share:	$3.50	$3.89	$6.14	$6.82
Reconciling items:
Depreciation expense	$62.3	$54.1	$122.8	$106.1	$239.3
Interest expense, net	52.0	52.3	100.4	94.4	197.3
Income tax expense	117.5	149.0	205.7	264.5	492.5
Stock compensation expense	16.7	12.4	33.6	23.4	58.7
Other management-identified adjustments (1)	0.8	2.6	0.3	3.4	0.9
Adjusted EBITDA	$669.7	$768.8	$1,210.6	$1,400.5	$2,709.4
Adjusted EBITDA margin	15.0%	17.0%	14.5%	16.6%	15.9%

(1) Primarily relates to severance, net gain/loss on sale of assets, and other one-time costs.

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Financial Data

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2024	2023	2024	2023
Net sales	$4,456.3	$4,528.9	$8,347.7	$8,412.2
Cost of sales	2,993.6	2,934.0	5,585.2	5,445.9
Gross margin	1,462.7	1,594.9	2,762.5	2,966.3
Gross margin %	32.8%	35.2%	33.1%	35.3%
SG&A as a % of sales	21.8%	22.5%	22.8%	22.8%
Adjusted SG&A as a % of sales	17.9%	18.3%	18.7%	18.7%
Adjusted EBITDA	669.7	768.8	1,210.6	1,400.5
Adjusted EBITDA margin %	15.0%	17.0%	14.5%	16.6%
Depreciation expense	(62.3)	(54.1)	(122.8)	(106.1)
Interest expense, net of debt issuance and refinancing costs	(52.0)	(52.3)	(100.4)	(94.4)
Income tax expense	(117.5)	(149.0)	(205.7)	(264.5)
Other adjustments	(17.5)	(15.0)	(33.9)	(26.8)
Adjusted net income	$420.4	$498.4	$747.8	$908.7
Basic adjusted net income per share:	$3.53	$3.93	$6.20	$6.88
Diluted adjusted net income per share:	$3.50	$3.89	$6.14	$6.82
Weighted average common shares
Basic	119.2	127.0	120.6	132.0
Diluted	120.1	128.1	121.7	133.2

4

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Interest Reconciliation

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024		June 30, 2024
(in millions)	Interest Expense	Net Debt Outstanding	Interest Expense	Net Debt Outstanding
2032 Unsecured notes @ 4.25%	$13.8	$1,300.0	$27.6	$1,300.0
2032 Unsecured notes @ 6.375%	11.2	700.0	22.3	700.0
2030 Unsecured notes @ 5.00%	6.9	550.0	13.8	550.0
2034 Unsecured notes @ 6.375%	15.9	1,000.0	21.4	1,000.0
Revolving credit facility @ 8.10% weighted average interest rate	2.0	99.0	7.3	99.0
Amortization of debt issuance costs, discount and premium	1.4	-	2.7	-
Finance leases and other finance obligations	5.1	193.8	9.9	193.8
Cash	-	(75.6)	-	(75.6)
Total (1)	$56.3	$3,767.2	$105.0	$3,767.2

(1) Total interest expense does not include interest income of approximately $4 million received during the period.

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Free Cash Flow

(unaudited)

	Three Months Ended	Six Months Ended
(in millions)	June 30, 2024	June 30, 2024
Free Cash Flow
Operating activities	$452.1	$769.3
Less: Capital expenditures, net of proceeds	(85.4)	(175.0)
Free cash flow	$366.7	$594.3

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Sales by Product Category

(unaudited)

	Three Months Ended June 30,
	2024		2023
(in millions)	Net Sales	% of Net Sales	Net Sales	% of Net Sales	% Change
Manufactured products	$1,054.9	23.7%	$1,294.2	28.6%	(18.5)%
Windows, doors & millwork	$1,115.4	25.0%	$1,091.9	24.1%	2.2%
Value-added products	2,170.3	48.7%	2,386.1	52.7%	(9.0)%

Specialty building products & services	1,091.2	24.5%	1,082.4	23.9%	0.8%
Lumber & lumber sheet goods	1,194.8	26.8%	1,060.4	23.4%	12.7%
Total net sales	$4,456.3	100.0%	$4,528.9	100.0%	(1.6)%

	Six Months Ended June 30,
	2024		2023
(in millions)	Net Sales	% of Net Sales	Net Sales	% of Net Sales	% Change
Manufactured products	$2,034.3	24.4%	$2,357.2	28.0%	(13.7)%
Windows, doors & millwork	2,146.1	25.7%	2,170.4	25.8%	(1.1)%
Value-added products	4,180.4	50.1%	4,527.6	53.8%	(7.7)%

Specialty building products & services	1,991.9	23.8%	1,947.4	23.2%	2.3%
Lumber & lumber sheet goods	2,175.4	26.1%	1,937.2	23.0%	12.3%
Total net sales	$8,347.7	100.0%	$8,412.2	100.0%	(0.8)%

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